OSMONICS, INC. AND SUBSIDIARIES
                       VALUATION AND QUALIFYING ACCOUNTS
                                 (In thousands)

                  Years Ended December 31, 1997, 1996 and 1995

                  Column A         Column B    Column C   Column D  Column E

                                               Additions

                                    Balance Charged Charged          Balance
                                    At Beg. to Cost   to                at
                                      of      and    Other  Deduct-   End of
                                    Period  xpensed  Accts   ions     Period
                 Description

          Year Ended Dec. 31, 1997:

           Current Operations:

           Allowance for Doubtful

            Accounts                 $ 907   $ 139           $ 158    $  888

           Warranty and Start-up

            Reserve                 $1,802  $2,343          $2,245    $1,900



           Discont. Operations:

           Warranty Reserve          $1,957                 $1,957(D)    $0



          Year Ended December 31,

          1996:

           Current Operations:

           Allowance for Doubtful

            Accounts                 $1,177    $   59       $  329(A) $  907

           Warranty and Start-up

            Reserve                  $1,868    $2,414       $2,480(B) $1,802



           Discont. Operations:

           Warranty Reserve          $1,957                           $1,957


          Year Ended December 31,

          1995:

           Current Operations:

           Allowance for Doubtful

            Accounts                 $1,329   $  80  $109(C) $ 341(A) $1,177

           Warranty and Start-up

            Reserve                  $1,981  $1,406          $1,519   $1,868



           Discont. Operations:

           Allowance for Doubtful

            Accounts                  $  46                  $ 46(A)  $    0

           Warranty Reserve          $1,961                  $  4(B)  $1,957

           Reserve for   Discont.

            Operations               $  127                  $  127   $    0



          (A)       Uncollectible accounts charged against allowance.

          (B)       Actual warranty claims and start-up costs charged against

                    reserve.

          (C)       Addition due to acquisition.

          (D)       Company determined that the reserve was no longer required.